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                          UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                           FORM 8-A/A

              AMENDMENT TO REGISTRATION STATEMENT
        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
             PURSUANT TO SECTION 12(b) OR (g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

                         Interface, Inc.
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      (Exact name of registrant as specified in its charter)

       Georgia                                  58-1451243
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(State of incorporation or organization)     (I.R.S. Employer
                                            Identification No.)

2859 Paces Ferry Road, Suite 2000, Atlanta, Georgia     30339
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(Address of principal executive offices)             (ZIP Code)


Securities to be registered pursuant to Section 12(b) of the Act:


      Title of each class          Name of each exchange on which
      to be so registered          each class is to be registered

          N/A                                N/A
      -----------------------      ------------------------------


If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. / /


If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. / /


Securities Act registration statement file number to which this
form relates:       N/A
                   -----

Securities to be registered pursuant to Section 12(g) of the Act:

Series B Participating Cumulative Preferred Stock Purchase Rights
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                     (Title of Class)

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                         FIRST AMENDMENT

      The undersigned registrant hereby amends its registration statement on Form 8-A filed on March 4, 1998 relating to its Series B Participating Cumulative Preferred Stock Purchase Rights as set forth below:

Item 2.   Exhibits.

      Item 2 is hereby amended by filing a corrected copy of the Rights Agreement between the Registrant and Wachovia Bank, N.A., together with exhibits to the Rights Agreement. The Rights Agreement previously filed with the registrant's Form 8-A was incorrectly dated March 16, 1998, and all references to the Rights Agreement in the exhibits to the Rights Agreement incorrectly identified the date of the Rights Agreement as March 16, 1998. The Rights Agreement is actually dated March 4, 1998 with an effective date of March 16, 1998. The actual dates of execution and effectiveness of the Rights Agreement have been properly noted in the corrected copies of the Rights Agreement and exhibits filed herewith.

10.1A          Rights Agreement between the Registrant and
          Wachovia Bank, N.A. (together with exhibits, including the Form of Board Resolutions Establishing and
          Designating Preferred Stock, Form of Rights
          Certificate, and Summary Description of the Shareholder
          Rights Plan).

                               2
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      Pursuant to the requirements of Section 12 of the
Securities Exchange Act of 1934, the registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


March 12, 1998                          INTERFACE, INC.
                                        ---------------
                                         (Registrant)



                                        By: /s/ Daniel T. Hendrix
                                        Name:  Daniel T. Hendrix
                                        Title:  Senior Vice President and CFO